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                                                                    EXHIBIT 5.1


CHARLES H. MCCREA, SR., ATTORNEY AT LAW
     1045 PALMS AIRPORT DRIVE, P.O. BOX 98686
          LAS VEGAS, NV 89193-8686
               TELEPHONE 702/263-1648;  TELECOPIER 702/263-1695
               ------------------------------------------------

                                August 16, 2000

Mikohn Gaming Corporation
1045 Palms Airport Drive
P.O. Box 89686
Las Vegas, NV 89193-8686

     Re: Registration Statement on Form S-3 for [1] 989,273 Shares of Mikohn Gaming Corporation Common Stock for Resale and [2] certain Rights attached to Common Stock


Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Mikohn Gaming Corporation, a Nevada corporation (the"Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 989,273 shares of the Company's common stock, par value $.10 per share (the "Shares"), now issued and outstanding or issuable pursuant to exercise of certain options and warrants (the "Options" and "Warrants" respectively). Of the Shares:

     * 133,333 shares (the "Outstanding Shares") are presently outstanding.

     * 70,940 shares (the "Option Shares") are reserved and are issuable upon exercise of the Options currently or within 60 days of the date of the prospectus. The Option Shares are regarded as outstanding in the Prospectus.

     * 375,000 shares (the "Exercisable Warrant Shares") are reserved and are issuable upon exercise of Warrants Currently or within 60 days of the date of the prospectus. The Exercisable Warrant Shares are regarded as outstanding in the Prospectus.

     * 410,000 shares (the "Reserved Warrant Shares") have been reserved for future issuance upon exercisable of outstanding Warrants upon satisfaction of certain conditions precedent.

     The Registration Statement also covers rights (the "Rights") to purchase shares of the Company's Series A Junior Participating Preferred Stock, $.10 par value (no shares of which ever have been issued), but only contingent upon the occurrence of certain future events that would cause the Rights to become exercisable. These Rights were issued with and initially attached to the Outstanding Shares, and will be issued with and initially attached to the

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Outstanding Shares, the Option Shares, the Exercisable Warrant Shares and the
Reserved Warrant Shares.

     I have examined the proceedings taken by the Company in connection with the authorization and issuance of the Outstanding Shares, the Option Shares, the Exercisable Warrant Shares, the Reserved Warrant Shares and the Rights.

     This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     Based upon such examination and upon such matters of fact and law as I deem relevant, I am of the opinion that:

     (i) The Outstanding Shares have been duly authorized by all necessary corporate action on the part of the Company and are legally issued, fully paid and non-assessable.

     (ii) The Option Shares have been duly authorized by all necessary corporate action on the part of the Company, are issuable now and will be issued in the future at the request of the Selling Shareholders who may require their issuance upon payment therefor at any time specified in the Options, and when paid for, issued and delivered will be legally issued, fully paid and non-assessable.

     (iii) The Exercisable Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company, are issuable now and will be issued in the future at the request of the Selling Shareholders who may require their issuance upon payment therefor at any time as specified in the Warrants, and when paid for, issued and delivered in accordance with the provisions of the Warrants, such Exercisable Warrant Shares will be legally issued, fully paid and non-assessable.

     (iv) The Reserved Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company, upon satisfaction of the conditions precedent to their issuance, will be issued in the future at the request of the Selling Shareholders who may require their issuance upon payment therefor at any time as specified in the Warrants, and when paid for, issued and delivered in accordance with the provisions of the Warrants, such Reserved Warrant Shares will be legally issued, fully paid and non-assessable.

     (v) The Rights which were issued with and attached to the Outstanding Shares have been duly authorized by all necessary corporate action on the part of the Company and are legally issued.

     (v) The Rights which will be issued with and attached to the Option Shares, the Exercisable Warrant Shares and the Reserved Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when the Option Shares, the Exercisable Warrant Shares, and Reserved Warrant Shares are paid

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for, issued and delivered in accordance with the provisions of the Options and
Warrants, such Rights will be legally issued.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, I do not thereby admit that I fall within the category of persons whose consent is required under Section 7 of the 1993 Act, the rules and regulations of the Securities and Exchange Commission adopted thereunder, or Item 509 of Regulations S-K.

                                        Very truly yours,

                                        /s/ CHARLES H. MCCREA, SR.
                                        --------------------------------------
                                        Charles H. Mccrea, Sr.
                                        Nevada Bar #2430